Exhibit (17)

PRELIMINARY PROXY CARD, SUBJECT TO CHANGE, DATED AUGUST 1, 2012

PROXY TABULATOR [●] [●]

3 EASY WAYS TO VOTE YOUR PROXY

Vote by Mail: Check the appropriate boxes on the reverse side of this proxy card, date and sign below and return in the postage-paid envelope provided.

Vote by Phone: Call toll free 1-800-991-5861. Follow the recorded instructions.

Vote via the Internet: Log on to www.kingproxy.com/fbr. Follow the on-screen instructions.

proxy for special meeting of shareholders
of the FBR FundS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned constitutes and appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to represent and to vote all shares of Investor Class and Institutional Class stock of the FBR Large Cap Fund, the FBR Mid Cap Fund, and the FBR Small Cap Fund held of record by the undersigned on August 20, 2012, as designated below, at the Special Meeting of Shareholders of the FBR Large Cap Fund, the FBR Mid Cap Fund, and the FBR Small Cap Fund at 1001 19th Street North, Arlington, VA  22209 on [●], October [●], 2012 at 11:00 a.m., local time, and at any adjournments or postponements thereof.

This proxy will be voted as specified. By voting by telephone, via the Internet or by signing and dating this proxy card, you authorize the proxies to vote the proposals as indicated or marked, or if not indicated or marked, to vote “FOR” the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournments or postponements thereof. Even if you plan to attend the Special Meeting, to help ensure that your vote is represented, please vote (1) by telephone; (2) via the Internet; or (3) by completing and mailing this proxy card at once in the enclosed envelope. If you vote by telephone or via the Internet, you do not need to mail in your proxy card.

Dated: ____________________, 2012

Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Please fill in boxes as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PEN

The Board of Trustees recommends that you vote FOR the Agreement and Plan of Reorganization and FOR adjournment of the special meeting.

1.	Proposal to approve an Agreement and Plan of Reorganization pursuant to which all of the assets of the FBR Large Cap Fund will be transferred to the Hennessy Cornerstone Large Growth Fund, a series of Hennessy Funds Trust, in exchange for Institutional Class shares of the Hennessy Cornerstone Large Growth Fund; all of the assets of the FBR Mid Cap Fund will be transferred to the Hennessy Focus 30 Fund, a series of Hennessy Mutual Funds, Inc., in exchange for Institutional Class shares of the Hennessy Focus 30 Fund; and all of the assets of the FBR Small Cap Fund will be transferred to the Hennessy Cornerstone Growth Fund, a series of Hennessy Mutual Funds, Inc., in exchange for Institutional Class shares of the Hennessy Cornerstone Growth Fund, and each of the FBR Funds will distribute the Institutional Class shares that it receives from the corresponding Hennessy Fund pro rata to its Investor Class and Institutional Class shareholders, and each of the Hennessy Funds will assume the corresponding FBR Fund’s liabilities:

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization:

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion upon such other business as may properly come before the meeting.

Please check box at right if you will be attending the meeting.	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.